Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Quarter Ended March 31, 2026

San Diego, California, May 15, 2026 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP, SQFTW) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its quarter ended March 31, 2026.

“We continue to seek suitable model home investment opportunities with builders in market areas we believe have upside potential. Those opportunities in market areas with strong employment in technology, artificial intelligence (AI), and industrial automation are of particular interest,” said Steve Hightower, President of the Model Home Division.

“Our strategic evaluation of our commercial portfolio continues, as we focus on maximizing value through leasing and consider future sell/hold/buy potential. As with 2025, our tenant retention through the First Quarter has been excellent” said Gary Katz, the Company’s Chief Investment Officer.

The Quarter Ended March 31, 2026, Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended March 31, 2026 was approximately $(129,632), or $(0.10) per basic and diluted share, compared to a net income of approximately $1.7 million, or $1.31 per basic and diluted share for the three months ended March 31, 2025. The change in net income attributable to the Company’s common stockholders was a result of:

●	Total revenues were approximately $3.8 million for the three months ended March 31, 2026, compared to approximately $4.1 million for the same period in 2025. As of March 31, 2026, we had approximately $100.5 million in net real estate assets including 75 model homes, compared to approximately $117.4 million in net real estate assets, including 84 model homes at March 31, 2025. The average number of model homes held during the three months ended March 31, 2026 and 2025 was approximately 78 and 81, respectively. The change in revenue is directly related to the decrease in commercial real estate rental income during the current period from the sale of Dakota Center.

●	Rental operating costs totaled approximately $1.5 million for the three months ended March 31, 2026, compared to approximately $1.6 million for the same period in 2025. Rental operating costs as a percentage of total revenue was approximately 35% and 39% for the three months ended March 31, 2026 and 2025, respectively.

●	G&A expenses for the three months ended March 31, 2026 and 2025 totaled approximately $1.7 million and $1.7 million, respectively. G&A expenses as a percentage of total revenue was 44.4% and 40.3% for the three months ended March 31, 2026 and 2025, respectively. G&A expenses for the three months ended March 31, 2026 remained constant compared to the same period ending in 2025; however, the Company is actively looking to reduce G&A expenses during the year. There has been a reduction of employee headcount during the first quarter of 2026 with more expected this year. Starting in April 2026, the Chief Executive Officer has agreed to a voluntary 5% reduction in his annual salary. Additionally, the Board of Directors have approved the reduction by one Director starting in June 2026, which will provide additional G&A savings.

●

On January 14, 2026, the Company sold one commercial property, Dakota Center, to a single buyer for approximately $4.7 million, net of selling costs, and recognized a net gain on the disposition of the assets and liabilities of approximately $3.4 million.

●	During the three months ended March 31, 2026, we reviewed the carrying value of each of our real estate properties regularly to determine if circumstances indicate an impairment in the carrying value of these investments exists. During the three months ended March 31, 2026 and 2025, we recognized non-cash impairment charges of approximately $524,373 and $26,943, respectively. Approximately $0.4 million of the impairment charge for the three months ended March 31, 2026 and 2025, was related to the Shea Center II.

●	Interest expense, including amortization of deferred finance charges was approximately $2.1 million for the three months ended March 31, 2026, compared to approximately $1.5 million for the same period in 2025. The weighted average interest rate on our outstanding debt was 6.29% and 5.83% as of March 31, 2026 and 2025, respectively. Mortgage notes payable totaled approximately $82.4 million and $94.4 million as of March 31, 2026 and 2025, respectively. While mortgage interest expenses increased over the three months ended March 31, 2026 and 2025, approximately $0.7 million of the interest expense attributed to the three months ended March 31, 2026 was related to one-time charge for the default interest on the loan for Dakota Center. Management expects future interest expenses to continue to decrease going forward for the year ended 2026. Additionally, during the three months ended March 31, 2026, we recorded defaulted interest expense of approximately $0.1 million related to the Shea Center II loan.

FFO (non-GAAP) totaled approximately ($2.1 million) and ($1.2 million) for the three months ended March 31, 2026 and 2025, respectively. A reconciliation of FFO to net loss, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

We believe Core FFO (non-GAAP) provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Core FFO decreased by about $0.9 million, from approximately ($1.0 million) for the three months ended March 31, 2025, to approximately ($1.9 million) for the three months ended March 31, 2026. A reconciliation of Core FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release.

Acquisitions during the three months ended March 31, 2026:

●	The Company acquired no model homes or commercial properties.

Dispositions during the three months ended March 31, 2026:

●	On January 14, 2026, the Company sold one commercial property, Dakota Center, to a single buyer for approximately $4.7 million, net of selling costs, and recognized a net gain on the disposition of the assets and liabilities of approximately $3.4 million.

●	The Company sold 5 model homes for approximately $2.3 million, net of sales costs, and recognized a gain of approximately $0.2 million.

Segment Income during the three months ended March 31, 2026:

The following tables compare the Company’s segment activity and NOI and adjusted NOI for Model Home income to its results of operations and financial position as of and for the three months ended March 31, 2026. The line items listed in the below NOI tables include the significant expense considered by the CODM for cash allocations on future investments. The Other Non-Segment & Consolidating Items represent corporate activity, the investment in Conduit Pharmaceutical, and other eliminating items for consolidation. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment. This includes the loss on Conduit marketable securities.

The following tables compare the Company’s segment activity to its results of operations and financial position as of and for the three months ended March 31, 2026:

	For the Three Months Ended March 31, 2026

	Retail	Office/Industrial	Model Homes	Corporate and Other	Total
Rental revenue	$93,574	$2,234,494	$919,890	$—	$3,247,958
Recovery revenue	-	436,086	—	—	436,086
Other operating revenue	-	82,800	5,534	422	88,756
Total revenues	93,574	2,753,380	925,424	422	3,772,800

Rental operating costs	4,832	1,630,837	48,877	(140,105)	1,544,441
Net Operating Income (NOI)	88,742	1,122,543	876,547	140,527	2,228,359

Gain on Sale - Model Homes	—	—	172,096	—	172,096
Impairment of Model Homes	—	—	(75,639)	—	(75,639)
Adjusted NOI	$88,742	$1,122,543	$973,004	$140,527	$2,324,816

The CODM reviews on a regular basis the GAAP performance of each segment, including the significant segment expenses reported for GAAP shown in the table below. Our significant segment expenses include consolidated expense categories presented in our consolidated statements of operations, as well as rental operating costs. This information is provided to the CODM and factors into the CODM’s decision making for company-wide strategy. The following tables compare the Company’s segment activity to its results of GAAP operations and financial position as of and for the three months ended March 31, 2026. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment as noted above.

	For the Three Months Ended March 31, 2026

	Retail	Office/Industrial	Model Homes	Corporate and Other	Total
Revenues:
Rental income	$93,574	$2,670,580	$919,890	$—	$3,684,044
Fees and other income	-	82,800	5,534	422	88,756
Total revenue	93,574	2,753,380	925,424	422	3,772,800
Costs and expenses:
Rental operating costs	4,832	1,630,837	48,877	(140,105)	1,544,441
General and administrative	—	17,499	226,882	1,429,442	1,673,823
Depreciation and amortization	22,928	784,276	191,292	473	998,969
Impairment of goodwill and real estate assets	—	448,734	75,639	—	524,373
Total costs and expenses	27,760	2,881,346	542,690	1,289,810	4,741,606
Other income (expense):
Interest expense - mortgage notes	(43,117)	(1,543,083)	(462,558)	(1,316)	(2,050,074)
Interest and other income, net	—	—	9	5,140	5,149
Net loss in Conduit Pharmaceuticals marketable securities (see footnote 9)	—	—	—	1,985	1,985
Gain on sales of real estate, net	—	—	172,096	—	172,096
Gain on disposition of assets and liabilities, net	—	3,416,501	—	—	3,416,501
Income tax (expense) benefit	—	—	(15,657)	(2,400)	(18,057)
Total other income (expense), net	(43,117)	1,873,418	(306,110)	3,409	1,527,600
Net income (loss)	22,697	1,745,452	76,624	(1,285,979)	558,794
Less: Income attributable to noncontrolling interests	—	2,053	(119,938)	—	(117,885)
Net income (loss) attributable to Presidio Property Trust, Inc. stockholders	$22,697	$1,747,505	$(43,314)	$(1,285,979)	$440,909

Subsequent Real Estate Activity:

As of April 24, 2026, the Company amended its agreement with Origin Bank (the lender) through its partnership with Dubose Model Homes #207 LP. The terms of the new amendment decrease the floor interest rate by 1.5 percentage points from its original value while requiring that the Company and DMH#207 LP maintain liquid assets of $200,000 on a quarterly basis, starting March 31, 2026.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in the sun belt states. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, non-cash warrant dividends, other non-recuring expenses, and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$13,789,653	$16,390,250
Buildings and improvements	82,684,544	101,878,107
Tenant improvements	11,435,230	17,645,103
Lease intangibles	1,400,602	3,467,798
Real estate assets and lease intangibles held for investment, cost	109,310,029	139,381,258
Accumulated depreciation and amortization	(26,266,550)	(37,536,809)
Real estate assets and lease intangibles held for investment, net	83,043,479	101,844,449
Real estate assets held for sale, net	17,451,127	6,805,255
Real estate assets, net	100,494,606	108,649,704
Other assets:
Cash, cash equivalents and restricted cash	5,171,903	7,422,359
Deferred leasing costs, net	1,230,452	1,340,853
Goodwill	1,317,000	1,317,000
Investment in Conduit Pharmaceuticals marketable securities (see Notes 2 & 9)	5,885	3,900
Deferred tax asset	223,388	223,388
Other assets, net (see Note 6)	2,803,541	3,095,670
Total other assets	10,752,169	13,403,170
TOTAL ASSETS (1)	$111,246,775	$122,052,874
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$64,160,535	$81,936,586
Mortgage notes payable related to real estate assets held for sale, net	17,473,032	10,137,781
Mortgage notes payable, total net	81,633,567	92,074,367
Accounts payable and accrued liabilities	3,044,512	3,302,187
Accrued real estate taxes	1,378,644	1,785,029
Dividends payable	—	190,220
Lease liability, net	33,756	40,108
Below-market leases, net	2,073	3,316
Total liabilities	86,092,552	97,395,227

Commitments and contingencies (see Note 10)
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 973,736 shares issued and outstanding (liquidation preference $25.00 per share) as of March 31, 2026 and 973,736 shares issued and outstanding as of December 31, 2025	9,737	9,737
Series A Common Stock, $0.01 par value per share, shares authorized: 100,000,000; 1,314,159 shares and 1,314,159 shares were issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	13,142	13,142
Additional paid-in capital	186,954,022	186,762,388
Dividends and accumulated losses	(169,504,393)	(169,945,302)
Total stockholders’ equity before noncontrolling interest	17,472,508	16,839,965
Noncontrolling interest	7,681,715	7,817,682
Total equity	25,154,223	24,657,647
TOTAL LIABILITIES AND EQUITY	$111,246,775	$122,052,874

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2026	2025
Revenues:
Rental income	$3,684,044	$4,032,429
Fees and other income	88,756	92,755
Total revenue	3,772,800	4,125,184
Costs and expenses:
Rental operating costs	1,544,441	1,612,642
General and administrative	1,673,823	1,661,978
Depreciation and amortization	998,969	1,244,104
Impairment of goodwill and real estate assets	524,373	26,943
Total costs and expenses	4,741,606	4,545,667
Other income (expense):
Interest expense - mortgage notes	(2,050,074)	(1,510,470)
Net gain (loss) in Conduit Pharmaceuticals marketable securities (see Note 9)	1,985	(176,658)
Interest and other income, net	5,149	5,149
Gain on sales of real estate, net	172,096	4,453,968
Gain on disposition of assets and liabilities, net	3,416,501	—
Income tax (expense) benefit	(18,057)	25,409
Total other income (expense), net	1,527,600	2,797,398
Net income	558,794	2,376,915
Less: Income attributable to noncontrolling interests	(117,885)	(111,563)
Net income attributable to Presidio Property Trust, Inc. stockholders	$440,909	$2,265,352
Less: Series D Preferred Stock declared dividends	—	(579,575)
Less: Series D Preferred Stock undeclared dividends in arrears	(570,541)	—
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(129,632)	$1,685,777

Net (loss) income per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$(0.10)	$1.31

Weighted average number of common shares outstanding - basic & dilutive	1,314,159	1,283,432

FFO AND CORE FFO RECONCILIATION

	For the Three Months Ended March 31,
	2026	2025
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(129,632)	$1,685,777
Adjustments:
Income attributable to noncontrolling interests	117,885	111,563
Depreciation and amortization	998,969	1,244,104
Amortization of above and below market leases, net	(1,244)	(1,022)
Impairment of real estate assets	524,373	26,943
Loss on marketable securities	(1,985)	176,658
Net gain on sale of real estate assets	(172,096)	(4,453,968)
Gain on extinguishment of debt	(3,416,501)	—
FFO	$(2,080,231)	$(1,209,945)
Stock Based Compensation	191,633	229,502
Core FFO	$(1,888,598)	$(980,443)

Weighted average number of common shares outstanding - basic and diluted	1,314,159	1,283,432

Core FFO / Wgt Avg Share	$(1.44)	$(0.76)